UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

MICHAEL KORS HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Michael Kors Limited
Unit 1902, 19/F, Tower 6
The Gateway, Harbour City
Tsim Sha Tsui, Kowloon, Hong Kong
(Address of principal executive offices)

   (852) 3928-5563
  (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 31, 2014, Michael Kors Holdings Limited (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  Shareholders were asked to vote with respect to the three proposals listed below.  A total of 172,757,949 votes were cast (representing 84.41% of the total shares outstanding on the record date) as follows:

Proposal No. 1 (Election of Directors) – Each of the three Class III directors nominated for election at the Annual Meeting was elected to serve until the Company’s annual meeting of shareholders in 2017 and until the election and qualification of their respective successors in office by the number of votes set forth below:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John D. Idol	154,001,991	8,073,237	805,518	9,877,203
Silas K.F. Chou	138,353,356	23,913,722	613,668	9,877,203
Ann Korologos	149,708,745	12,555,978	616,023	9,877,203

Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) – The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2015 was approved by the number of votes set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
169,467,684	1,762,154	1,528,111	0

Proposal No. 3 (Say on Pay) – The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, by the number of votes set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
159,579,054	2,178,301	1,123,391	9,877,203

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: August 6, 2014	By:	/s/ Joseph B. Parsons
		Name:	Joseph B. Parsons
		Title:	Executive Vice President, Chief Financial Officer,
Chief Operating Officer & Treasurer